                    Consent of Anders, Minkler & Diehl LLP

We consent to the incorporation by reference in this Current Report on Form 8-K, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our reports dated February 3, 6, 9, 11, 14, 15 and 20, 1995 with respect to the audits of these Partnerships:

     Pershing Waterman Phase I (DB I)       Caroline Associates I
     PW III Associates         (DB II)      Columbus Square Associates I
     PW IV Associates          (DB III)     Columbus Square Associates II
     PW V Associates           (DB IV)      Savoy Court Associates
     PW VI Associates          (DB V)       Wigar, Ltd. (Winter Garden)

for the year ended December 31, 1994, and the incorporation by reference of such report in AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-08997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), and AIMCO's Registration Statement on Form S-3 (333-20755).

/s/ Anders, Minkler & Diehl LLP

St. Louis, Missouri
April 25, 1997